Exhibit 10.7

MediWound Ltd.

42 Hayarkon St.
Industrial Zone Yavne, 81227 Israel
Tel:                           +972 8 9324010
Fax:                       +972 8 9324011

June 19, 2007

Mr. Mark Christian Klein	E-mail:[***]
[***]	cc:[***]
[***]	By E-mail & Prepaid Airmail

Re:                                                     Amendment to License Agreement dated September 27, 2000
Between Mr. Mark Christian Klein and MediWound Ltd.

Dear Mr. Klein,

Further to our meeting in New York, which took place on June 10, 2007, please find below a summary of said meeting:

1.                                      MediWound Ltd. (“MediWound”) reconfirms its commitment to send Mr. Mark Christian Klein (“Klein”) annual written reports as per section 7.6 of the above captioned license agreement (the “License Agreement”; copy attached hereto).

2.                                      In order to expedite delivery of Products to patients, to assist MediWound in attracting further financing, and to afford MediWound flexibility in its commercial development of Products, Klein wishes in good faith to waive his right to negotiate for new or additional compensation not contemplated in the Agreement in exchange for manufacturing rights desired by MediWound. Klein hereby confirms that the exclusive license Klein granted MediWound in the License Agreement is also for the purpose of manufacturing and having manufactured the Product (as defined in the License Agreement).  Accordingly, Sections 3.1 and 8.3 of the License Agreement shall be deemed amended, as follows:

Section 3.1:

“Without derogating from the provisions of Section 3.2 below, Klein hereby grants to MediWound with effect from the Effective Date, subject

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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to the terms of this Agreement, an exclusive license under and using the Intellectual Property and Improvements for the purpose of developing, using, manufacturing, having manufactured, marketing, supplying and selling the Product in the Territory, with the right to sub- license”.

Section 8.3:

“MediWound shall purchase Bromelain from CBC and/or other sources pursuant to the CBC Agreement and shall be entitled to make and have made Product and pharmaceutical preparations thereof either by itself or through Sub-Contractors. ~~Should Mediwound desire to acquire manufacturing rights to the Product, Klein shall negotiate with Mediwound in good faith for granting of such rights to Mediwound”.~~

3.                                      Without derogating from MediWound’s undertaking under the amended Section 8.1 of the Agreement (as set out below), MediWound, at its own discretion, will make reasonable commercial efforts to successfully conclude a pilot scale manufacturing and validation of 5 (five) consecutive batches of Product (the “Pilot Scale”), by the end of 2007.

4.                                      MediWound will pay Klein the amount of US$ 75,000 (US Dollars Seventy Five Thousand) which represents the second milestone payment, by December 31, 2007, regardless of the Pilot Scale.  Therefore, Section 4.1.2 of the License Agreement is hereby deemed amended, as follows:

“US$ 75,000 (US Dollars Seventy Five Thousand) by December 31, 2007. ~~within 30 (thirty) days of successful pilot scale manufacturing and validation of 5 (five) consecutive batches of Product;~~

5.                                      The third milestone payment will be divided into two installments of US$ 75,000 each, as described below, and Section 4.1.3 is hereby deemed amended accordingly:

a)                                     “US$ ~~150,000~~  75,000 (US Dollars Seventy Five Thousand ~~One Hundred and Fifty Thousand~~) upon the earlier to occur of (i) within 30 (thirty) days following the consummation of the Initial Closing as defined in that certain Share Purchase Agreement to be entered into during 2007 by and among MediWound and certain investors, or (ii) September 1, 2007; US$ 75,000 (US

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Dollars Seventy Five Thousand) after the completion ~~Initiation~~  of a Pivotal Clinical Trial

6.                                      Section 8.1 is hereby deemed amended, as follows:

“During the term of this Agreement, MediWound shall use its best efforts to diligently develop, manufacture and commercially market finished pharmaceutical Products. ~~Without limiting the generality of the foregoing, Mediwound shall fund the Development Plan in adherence with the milestones and time schedule set forth therein, without the participation of Klein~~”.

A failure by MediWound to meet Development Milestones will not entitle Klein to terminate the Agreement and/or receive the funds referred to in Section 15.4.2 of the License Agreement.  For the avoidance of doubt, this amendment in no way affects Klein’s right to terminate the Agreement for breach as set out in Section 15.1.

Accordingly, Sections 1.35, 15.2.4 and 15.4 as well as Exhibits 1.9 and 1.10 of the License Agreement are hereby deemed deleted.

7.                                      For the sake of clarity, Section 5.4 shall be amended as follows:

“5.4                         Upon cumulative Net Sales reaching $100,000,000 (US Dollars One Hundred Million), regardless of the countries in which such Net Sales occurred and whether there is or was at any time a Valid Claim in any such country, Mediwound shall pay Klein a lump sum of $1,500,000 (US Dollars One Million Five Hundred Thousand), as a one-time success fee, in addition to any other amounts due to Klein pursuant to this Agreement.”

8.                                      MediWound hereby reaffirms its commitment to pay Klein all payments to which he is entitled under the Agreement as amended.  MediWound will pay Klein royalties as set out in the Agreement in respect of any Product and will not claim or allege that a Product is not developed by using the Technology solely in order to avoid or reduce its payment obligations under the Agreement.

9.                                      Klein hereby waives any claim and/or contention raised in his letter of June 8, 2006, and/or related to the matters resolved herein except for a claim and/or contention in connection with MediWound’s breach of any of its obligations under this Amendment Letter.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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10.                               The Agreement shall be modified only as expressly specified above and all the other terms and conditions of the Agreement shall remain unchanged and in full force and effect.  For the avoidance of doubt, it is agreed that the amendments above shall be incorporated into the Agreement and shall constitute an integral part thereof.

Yours Sincerely,
/s/Gal Cohen
Gal Cohen, CEO
MediWound Ltd.

/s/Ofer Gonen
Ofer Gonen, Director
MediWound Ltd.

Accepted and Agreed:
/s/ Mark Klein
Mr. Mark Christian Klein

Date: 6/14/07

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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DATED 27 September, 2000

Mark Klein

and

Mediwound Ltd.

License Agreement

Baratz, Gilat, Bar-Nathan & Co., Advocates & Notaries
Amot Mishpat Bldg., 8 Shaul Hamelech Blvd., Tel-Avlv 64733 ISRAEL
Tel:  972-3-6938787; Fax 972-3-6960986
E-mail:  bgb@bgb-law.co.il

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made and entered into as the 27th day of September, 2000 by and between Mr. Mark Christian Klein, bearer of U.S. passport number [***] (hereinafter referred to as “Klein”) and Mediwound Ltd., a corporation organized and existing under the laws of Israel (hereinafter referred to as “Mediwound”).

WITNESSETH:  THAT

Whereas, Klein is the owner of certain patents and proprietary information and know-how relating to a pharmaceutical product known as debridase, based on Bromelain (as such term is defined below), which product may be used for debriding bums and other wounds; and

Whereas, Mediwound desires to obtain an exclusive license under the patents and proprietary information and know-how belonging to Klein relating to the product referred to in the recital above to manufacture, develop and market a product for debriding bums and other wounds in humans.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS SET FORTH HEREIN IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Definitions

Terms defined in this Section 1 and elsewhere, parenthetically, in this Agreement, shall have the same meaning throughout this Agreement.

1.1                               “Affiliate’’ mean any firm, person or company which controls, is controlled by or is under common control with a party to this Agreement and for the purpose of this definition the term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such firm, person or company whether through the ownership of voting securities, by contract or otherwise or the ownership either directly or indirectly of 20% (twenty percent) or more of the voting securities of such firm, person or company.

1.2                               “Approval” means the grant of all necessary governmental and regulatory approvals required for the marketing, distribution and

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

sale of a pharmaceutical product in any particular country, by a Regulatory Authority, and approvals required for pricing and reimbursements (if appropriate).

1.3                               “Bromelain” means the raw material derived from pineapple sterns and specially processed for the Product, presently manufactured by CBC at its facility in the Republic of China, having the specifications set forth in Exhibit 1.3.

1.4                               “CBC” means Challenge Bioproducts Corporation Ltd., a corporation organized and operating in the Republic of China.

1.5                               “CBC Agreement” means an Agreement to be entered into between Mediwound and CBC whereby Mediwound shall acquire the Bromelain required to manufacture Product from CBC.

1.6                               “Commercial Delivery” means the sale of the Product to a Customer, excluding sales for experimental or test market purposes.

1.7                               “Conditions Precedent” means the cumulative conditions listed in Section 2.1.

1.8                               “Customer” means any third party, other than an Affiliate, to whom Mediwound or its Affiliates supply Product.

1.9                               “Development Milestones” means the milestones to be met by Mediwound in the course of development of the Product, as set forth in Exhibit 1.9.

1.10                        “Development Plan” means the development program directed towards the development and registration of the Product, as set out in Exhibit 1.10.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.11                        “Effective Date” shall have the meaning ascribed to such term in Section 2.2.

1.12                        “FDA” means the Food and Drug Administration of the United States Government.

1.13                        “Field” means the treatment of all forms of burns and other wounds in humans by way of debriding with debridase or other products derived using the Technology;

1.14                        “Improvement” means any new composition or formulation of Product or any new application of, or presentation or configuration of the Product including combinations with any dressing, vehicle or any medical devise, having application or potential application in the Field or any additional indication, conceived, developed or otherwise acquired by Klein and/or his Affiliates during the term of this Agreement.

1.15                        “IND” means the document named US FDA IND no. 18,579 filed by Klein or a company controlled by Klein, with the FDA.

1.16                        “Initiation” means the first dosing of a patient in a clinical trial;

1.17                        “Intellectual Property” means the Technology and the Patents.

1.18                        “LR” means either or both of L.R. R & D Ltd. and/or Professor Lior Rosenberg.

1.19                        “LR Agreement” means a License Agreement between Mediwound and LR whereby Mediwound shall licensee certain Product-related know-how from LR.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.20                        “Lump Sum Revenues” means all gross payments which Mediwound or its Affiliate actually receive from a Sub-Licensee in consideration for a sub-license of any of the rights granted to Mediwound hereunder, in the form of lump sum license fees or milestone payments, other than payments made as a reimbursement of or contribution to expenditure incurred or to be incurred by Mediwound or its Affiliate on the development of Product.

1.21                        “Major Country” means each of the USA, Canada, England, France, Germany, Italy, Spain and Japan.

1.22                        “MOU” means the Memorandum of Understanding of January 18, 2000 between Mediwound (as assignee of Clal Biotechnology Industries Ltd.), Klein and CBC.

1.23                        “Net Sales” means the net selling price for Product established in bona fide, arms length transactions between Mediwound or its Affiliates and Customers, after deducting (i) any quantity, quality and customary trade discounts; (ii) packing, transportation and insurance charged to the Customer; (iii) import, export, excise and sales taxes and custom duties; and (iv) credit for returns, allowances, or trades.

1.24                        “Other Royalties” means all running royalties which Mediwound or its Affiliate actually receive from a Sub-Licensee on a Sub-Licensee’s sales of Product.

1.25                        “Patents” means the patents listed in Exhibit 1.25 and any patents that issue thereupon and all divisions, additions, continuations, continuations-in-part, reissues, supplementary, protection certificates and extensions thereof.

1.26                        “Pivotal Clinical Trial” means a clinical trial approved and defined by a Regulatory Authority in a Major Country as such.

1.27                        “Product” means any Bromelain-based pharmaceutical product developed by using the Technology, in any pharmaceutical form, configuration and presentation, and any improvement thereof, for wound debridement or other indications.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.28                        “Revenues’’ means Lump Sum Revenues and Other Royalties.

1.29                        “Quarter” means a 3 (three) month period ending on the last day of March, June, September or December in any year.

1.30                        “Regulatory Authority” means the FDA or similar governmental or other agency in any country or region having authority to grant Approval.

1.31                        “Royalty Years” means consecutive 12 (twelve) month periods commencing as from the first Commercial Delivery to a Customer in a Major Country in the Territory.

1.32                        “Sub-Contractor” means any firm or company whose services are retained by Mediwound to transform Bromelain into Product and to package, label and deliver pharmaceutical preparations of the Product in finished form to Mediwound and its Sub-Licensees.

1.33                        “Sub-Licensee” means any person, firm or company sub-licensed by Mediwound under the Intellectual Property to practice any of the licenses granted hereunder.

1.34                        “Technology” means all technology, developments, creations, ideas, know-how, methods, documentation, written works, research, data and information of any kind pertaining to escharase or debridase or debridement technology, including, without limitation, any information relating to manufacture and use thereof and any technical regulatory, research, and clinical data relating thereto, that, in each case, are owned by Klein and/or his Affiliates or under his and/or their control on the Effective Date hereof identified in the documents referred to in Exhibit 1.34 and in the Patents, or under his and/or their control during the term hereof.

1.35                        “Target Date” means the target date set for the achievement of each Development Milestone, as specified in Exhibit 1.9.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.36                        “Territory” means the world.

1.37                        “Valid Claim” means a claim in any issued and unexpired Patent which has not been disallowed or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise.

2.                                      Conditions Precedent

2.1                               Conditions Precedent to the provisions of this Agreement becoming effective shall be all of the following:

2.1.1                     The successful conclusion by Mediwound of a technological, financial and legal due diligence review of the subject matter of this Agreement, as stipulated in the MOU;

2.1.2                     Execution of the LR Agreement;

2.1.3                     Execution of the CBC Agreement; and

2.1.4                     Approval of this Agreement and the agreements referred to in Sections 2.1.2 and 2.1.3 by the Board of Directors of Mediwound.

2.2                               The date upon which Mediwound shall have acknowledged in writing to Klein that the Condition Precedent have all been met shall be the “Effective Date”.  Where the Conditions Precedents have not be met by January 31, 2001, for any reason whatsoever, then this Agreement and the MOU shall be deemed terminated as of that date with no further liability of either party, except for the obligation of confidentiality, as set forth in the MOU.

3.                                      License

3.1                               Klein hereby grants to Mediwound with effect from the Effective Date subject to the terms of this Agreement, an exclusive license under and using the Intellectual Property and Improvements for the

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

purpose of developing, using, marketing, supplying and selling the Product in the Territory, with the right to sub-license.

3.2                               Save as provided in the CBC Agreement or in Section 8.3 below, Klein shall not and shall not permit any Affiliate or third party to manufacture, use, supply or sell Product or use the Intellectual Property or Improvements.

3.3                               Within 7 (seven) days of the Effective Date, Klein shall furnish to Mediwound copies of all of the Patents and of the IND along with an assignment of his rights therein.

3.4                               Klein will make available to Mediwound for examination and copying all records, files and other written information pertaining to the Technology that are in Klein’s possession.  Following the Effective Date, upon request by Mediwound, at reasonably convenient times and with at least 72 (seventy-two) hours advance notice, Klein shall make such records, files and other information available to Mediwound at Klein’s premises for further examination and copying.

3.5                               As further Technology and Improvements come into the possession of Klein and/or his Affiliates, Klein shall forthwith notify Mediwound, and disclose the same to Mediwound at Mediwound’s request.

3.6                               Klein shall forthwith upon the written request of, Mediwound execute a formal license or or other documents which may be required in respect of the Patents so as to register the rights granted hereunder in any patent registry, as Mediwound may deem necessary and appropriate.

4.                                      Milestone Payments

4.1                               In consideration of the grant of the rights and licenses under this Agreement, Mediwound shall make the following payments to Klein:

4.1.1                     US$ 150,000 (US Dollars One Hundred and Fifty Thousand) within 7 (seven) days of the Effective Date.

4.1.2                     US$ 75,000 (US Dollars Seventy Five Thousand) within 30 (thirty) days of successful pilot scale manufacturing and validation of 5 (five) consecutive batches of Product;

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.1.3                     US$ 150,000 (US Dollars One Hundred and Fifty Thousand) within 30 (thirty) days of Initiation of a Pivotal Clinical Trial;

4.1.4                     $ 125,000 (US Dollars One Hundred and Twenty Five) within 18 (months) of the Effective Date;

4.1.5                     $ 200,000 (US Dollars Two Hundred Thousand) within 30 (thirty) days of submission for Approval in a Major Country;

4.1.6                     US$ 250,000 (US Dollars Two Hundred and Fifty Thousand) within 30 (thirty) days of Approval of the use of the Product in a Major Country; and

4.1.7                     Running royalties, success fees and other payments in accordance with the provisions of Section 5 below.

4.2                               For the sake of clarity, it is hereby agreed that payments to be made pursuant to Sections 4.1.5 and Section 4.1.6 shall be due where the same are made or granted (as the case may be) in a Major Country or via the EMEA or CPMP or a similar kind of centralised procedure.

5.                                      Royalties and Success Fee

5.1                               In consideration for the grant of the licences set out in Section 3 and for the other benefits accruing to Mediwound under this Agreement in addition to the payments due to Klein pursuant to Section 4 above, Mediwound shall pay to Klein running royalties, success fees and other payments as provided in this Section 5.

5.2                               Mediwound shall pay to Klein royalties on the Net Sales of Product sold by Mediwound and its Affiliates in any country in the Territory, calculated as follows, subject to the provisions of Section 5.3:

5.1.1                     3% (three percent) in respect of cumulative Net Sales of up to $ 50,000,000 (US Dollars Fifty Million):

5.1.2                     4% (four percent) in respect of cumulative Net Sales of between $ 50,000,000 (US Dollars Fifty Million) and $ 100,000,000 (US-Dollars One Hundred Million):

5.1.3                     5% (five percent) in respect of cumulative Net Sales which exceed $ 100,000,000 (US Dollars One Hundred Million)

By way of illustration, if cumulative Net Sales during the first calendar quarter of the first Royalty Year reach $ 40,000,000 (US

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Dollars Forty Million) and if in the second calendar quarter cumulative Net Sales (inclusive of sales during the first and second quarters) reach $ 70,000,000 (US Dollars Seventy Million), and provided that all of the Products were sold to countries in which there are Valid Claims, the royalty rate payable during the first calendar quarter would be 3% (three percent) and the royalty rates payable during the second calendar quarter would be calculated at 3% (three percent) with respect to the first $ 10,000,000 (US Dollar Ten Million) in Net Sale during the second quarter and 4% (four percent) of the next $ 20,00,000 (US Dollars Twenty Million) in Net Sales during the second quarter.

5.3                               All of the royalty rates set forth in Section 5.2 shall be reduced by 50% (fifty percent) in respect of Net Sales of Product in any country in the Territory where sales of Product are not subject to a Valid Claim.  By way of illustration as to royalties payable pursuant to Section 5.2.1 above, until such time as cumulative Net Sales reach $ 50,000,000 (US Dollars Fifty Million), Klein shall; be entitled to royalties at a rate of 1.5% (one and a half percent) in respect of Net Sales of Product to countries in which there are no Valid Claims and 3% (three percent) in respect of Net Sales of Product to countries in which there are Valid Claims.

5.4                               Upon cumulative Net Sales reaching $ 100,000,000 (US Dollars One Hundred Million), Mediwound shall pay Klein a lump sum of $ 1,500,000 (US Dollars One Million Five Hundred Thousand), as a one-time success fee, in addition to any other amounts due to Klein pursuant to this Agreement.

5.5                               The royalties and success fees which may be payable pursuant to Sections 5.1 through 5.4 above shall be payable in respect of sales of Product in the Territory until the expiration of 15 (fifteen) Royalty Years, starting from the first Commercial Delivery in a Major County it being understood and agreed, however, that Klein shall be entitled to such payments in respect of sales of Product in each Major Country, for not less than 10 (ten) Royalty Years starting from the first Commercial Delivery in such Major.

5.6                               Royalties and success fees due under Sections 5.1 through 5.4 above shall be payable within 45 (forty-five) days of the end of each Quarter in respect of Net Sales collected by Mediwound during such Quarter.

5.7                               Where Mediwound collects Lump Sum Revenues, then Klein shall be entitled to receive 2% (two percent) of all Lump Sum Revenues up to the first $ 1,000,000 (US Dollars One Million) paid to

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Mediwound as Lump Sum Revenues and 4% (four percent) of all Lump Sum Revenues paid to Mediwound in excess of such sum.

5.8                               Where Mediwound collects Other Royalties, then Klein shall be entitled to receive 20% (twenty percent) of such payments where received in respect of sales of Products in a country in which there is a Valid Claim and 10% (ten percent) in respect of sales of Products in any other country.

5.9                               Payments due to Klein as per Sections 5.7 and 5.8 above will-be made, pro rata, within 45 (forty-five) days of collection of the underlying payments by Mediwound.

6.                                      Payment Terms

6.1                               All sums due under this Agreement shall be made:-

6.1.1                     in United States Dollars to the credit of a bank account to be designated in writing by Klein.  If the Product is sold or supplied by Mediwound or its Affiliates or Revenues are collected in a currency other than United States Dollars Net Sales or Revenues (as the case may be) shall first be determined in the currency in which such Product was sold or supplied or Revenues were collected and then converted into equivalent United States Dollars at the middle market rate of such foreign currency as quoted by the Wall Street Journal as at the close of business of the last business day of the Quarter with respect to which the payment is made;

6.1.2                     in full without deduction of income or other taxes, charges and/or duties that may be imposed except insofar as Mediwound is required to deduct the same to comply with relevant laws.  In the event that Mediwound is required to make any such deduction it shall promptly provide Klein with a certificate or other documentary evidence sufficient to enable Klein to support a claim for a tax credit in respect of any amount so withheld;

6.1.3                     by the due date for payment as provided in this Agreement failing which Klein may without prejudice to any other right or remedy available to Klein under this Agreement, charge a late payment fee equal to the interest compounded daily at the lesser of the prime rate as published by the Wall Street Journal plus 5 (five) percentage points per annum or the maximum rate allowed under applicable law.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

7.                                      Records And Reports

7.1                               Mediwound and its Affiliates shall keep at their normal place of business detailed, accurate and up to date records and books of account showing the quantity and value of the Product supplied and Net Sales and Revenues collected by Mediwound and its Affiliates with respect to each country within the Territory and being sufficient to ascertain the royalties and other payments payable during the term of this Agreement and for 2 (two) years thereafter.

7.2                               Having been given 10 (ten) or more days notice by Klein, Mediwound shall make such records and books available for inspection, in sufficient detail to enable Klein to determine the amounts due from Mediwound pursuant to this Agreement, at its premises at all reasonable times during business hours not more than twice in any calendar year by Klein or an independent auditor appointed by Klein for the purpose of verifying the accuracy of any statement or report given by Mediwound to Klein and/or the amount of royalties due and other payments due hereunder and any such representatives making such inspection shall be entitled to take copies or extracts from the records and books of account of Mediwound and its Affiliates.

7.3                               Klein and his independent auditor appointed under Section 7.2 above shall maintain all such information and materials in strict confidence.

7.4                               Klein shall be solely responsible for his costs in making such inspections unless there is an inaccuracy that is greater than 5 (five) percent on any royalty statement in which event Mediwound shall forthwith pay to Klein the costs in making the relevant inspections and in any event, make up any deficiency.

7.5                               Mediwound shall send to Klein at the same time as each royalty payment is made under Section 5 above a statement signed by Mediwound’s Chief Financial Officer setting out the quantity of Product sold, the calculations of Net Sales and Revenues collected during the Quarter to which the royalty payment is applicable and totals, by country per month.  The statement shall show the total Net Sales and Revenues expressed both in local currency and in United States Dollars, showing the conversion rates used.

7.6                               Within 30 (thirty) days of the end of each calendar year during the term of this Agreement, Mediwound will prepare and submit to

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Klein a written report describing Mediwounds activities with respect to development of Products, regulatory applications and approvals with respect to the Products and commercialization of the Products.

8.                                      Development and Manufacturing

8.1                               During the term of this Agreement, Mediwound shall use its best efforts to develop and commercially market finished pharmaceutical Products.  Without limiting the generality of the foregoing, Mediwound shall fund the Development Plan in adherence with the milestones and time schedule set forth therein, without the participation of Klein.

8.2                               Mediwound shall be responsible for applying for and prosecuting applications for Approvals, in all countries in the Territory and shall be responsible for the maintenance of all such Approvals.  All Approvals shall be applied for in Mediwound’s name.

8.3                               Mediwound shall purchase Bromelain from CBC and/or other sources pursuant to the CBC Agreement and shall be entitled to make and have made Product and pharmaceutical preparations thereof through Sub-Contractors.  Should Mediwound desire to acquire manufacturing rights to the Product, Klein shall negotiate with Mediwound in good faith for the granting of such rights to Mediwound.

9.                                      Mediwound’s Launch and Marketing Efforts

9.1                               All business decisions, including but not limited to, pricing, reimbursement, package design, sales and promotional activities relating to the Product, shall be within the sole discretion of Mediwound.

9.2                               Mediwound and its Affiliates as the case may be, shall be solely responsible for the preparation of scientific literature and promotional material relating to the Product in accordance with its normal business practices and quality standards.

9.3                               Mediwound shall use reasonable efforts to promote, market and launch the Product in each Major Country as soon as practicable after obtaining the requisite Approval in such Major Country Mediwound will invest reasonable efforts to promote, market and launch the Product in other countries in the Territory, on the basis of sound commercial considerations.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

9.4                               Mediwound shall promptly inform Klein of the date of launch and first Commercial Delivery of Product in each of the Major Countries.

10.                               Patents; Infringement

10.1                        Mediwound shall at its own cost and expense prosecute any patent applications within the Patents, and use reasonable efforts to obtain patents thereon, to defend and maintain any such Patents and to pursue new patents and other forms of intellectual property protecting the Technology.

10.2                        Infringement of Third Party Rights

10.2.1              If the manufacture, use or sale of Product using the Intellectual Property constitutes an infringement of the rights of a third party in a country of the Territory, each party shall, as soon as it becomes aware of such infringement, notify the other party thereof in writing giving in the same notice full details known to it of the rights of such third party and the extent of any potential infringement.

10.2.2              In the event that Mediwound negotiates a license from such third party then Mediwound shall be entitled to credit up to 50% (fifty percent) of any actual license fees or royalties paid by Mediwound under any license negotiated with such third party against royalties, milestone and other payments due to Klein under this Agreement in respect of the countries covered by such third party rights only.

10.2.3              If Mediwound decides to defend a suit or claim referred to in Section 10.2.1 above then Mediwound shall have the right to deduct from the royalties otherwise payable to Klein under Section 5 be in respect of countries covered by such third party rights on sales of the allegedly infringing Products up to 50% (fifty percent) of its reasonable legal and experts’ fees in defending such suit or claim as well as 50% (fifty percent) of any amounts so awarded to a third party.

10.3                        Infringement of the Intellectual Property

10.3.1              In the event that either party becomes aware of any infringement or suspected infringement of the Intellectual Property or misuse of the Technology then it shall promptly give notice to the other in writing.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.3.2              Mediwound may at its own discretion take such action that it may consider necessary and appropriate to terminate or prevent such infringement or misuse.  Mediwound shall be entitled to retain all damages and other sums, so attained by it except for an amount equal to a 20% (twenty percent) royalty thereon as if the same were Other Royalties, after deduction of 50% (fifty percent) of Mediwound’s reasonable legal fees, experts fees and other expenses incurred in prosecuting such claim.

11.                               Technical Assistance

11.1                        During the first 2 (two) years commencing from the Effective Date, Klein shall, at the request of Mediwound after prior coordination and reasonable notice in advance, render technical support and assistance to Mediwound in connection with the activities described in Sections 8 and 10 of this Agreement, over a number of days not to exceed 20 (twenty) per year, in the aggregate.

11.2                        Klein shall bear his own overheads in rendering such assistance, but Mediwound shall, promptly against Klein’s invoice therefor, pay Klein $ 1,000 (US Dollars One Thousand) per day and reimburse Klein with his direct travel, lodging, food and other related out-of-pocket expenses approved in writing, in advance.

11.3                        Klein shall provide all reasonable assistance to Mediwound (including but not limited to the use of his name in or being joined as a party to the proceedings) at the request of Mediwound, in connection with any action taken by Mediwound pursuant to the provisions of Section 10.  Klein shall collaborate with legal counsel appointed by Mediwound in connection with any action taken by Mediwound pursuant to Section 10.3, the fees and other expenses of which shall be borne by Mediwound.  Without derogating from Mediwound’s undertakings pursuant to Section 11.2 above, Mediwound shall indemnify Klein against all and any costs, expenses, losses, damages or compensation awarded against or incurred by Klein as a result of such action being taken.

12.                               Representations and Warranties, Liability and Indemnity

12.1                        Klein represents and warrants that:

12.1.1              he is free to enter, into this Agreement in his own right and that there are no rights exercisable by or obligations owed to any third party, including, without limitation,

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Bioproducts Inc. which may prevent or restrict him from entering into this Agreement;

12.1.2              he is the absolute legal owner of the Intellectual Property, free and clear of all liens, charges and encumbrances,

12.1.3              he shall safely store at his office in Brunswick, Maine, and immediately disclose, allow access to, and furnish Mediwound with copies of, any of the documents which form part of the Intellectual Property, as requested by Mediwound from time to time;

12.1.4              so far as he is aware the Patents are or will be when granted valid and that the manufacture, use, sale, import or export of Product in the Field or for any other indication will not infringe the rights of any third party;

12.1.5              he has disclosed to Mediwound all information in his possession relating to the Product and in which the novelty, validity or sufficiency of the Patents and any claim made therein has been challenged or disallowed; and

12.1.6              there are no claims or actions by any third parties on the basis of which Klein has any reason to believe that Mediwound’s practice of the Intellectual Property will infringe any valid patent or constitute a misappropriation of trade secrets of others.

12.2                        Except as expressly set forth in Section 12.1, Klein makes no express or implied representation or warranty of any kind regarding the Technology or any Product, and the license of the Technology hereunder is “as is”.  Without limiting the generality of the foregoing, Klein makes no express or implied representation or warranty as to:

12.2.1              The validity or scope of any Patent right; and

12.2.2              The Technology being exploited without infringing intellectual property rights of third parties; or

12.2.3              The Technology being effective or free of defects.

12.3                        Except as provided in Section 12.8 below, in no event shall the liability of Klein in connection with this Agreement exceed the total amount actually paid to Klein by Mediwound under the terms of this Agreement.  Klein shall have no obligation to indemnify Mediwound in respect to any damages to the extent that such damages are reimbursed by insurance maintained by Mediwound

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

or any other person, it being understood that Mediwound shall be obligated to seek reimbursement for losses covered by any such insurance.

12.4                        Mediwound represents and warrants that:

12.4.1              it has the legal power to enter into this Agreement; and

12.4.2              neither the execution nor the performance of this Agreement will result in any violation of any statute, regulation or judicial decree, or cause if to breach any contractual commitment by which it is bounds.

12.5                        Mediwound shall assume all liabilities arising from the development, testing use, offer for sale, sale or supply, by, through or on behalf of Mediwound or its Affiliates, of the Product (and related materials) in the Territory, including without limitation all claims based upon product liability laws, as of the Effective Date.

12.6                        Mediwound shall defend, indemnify and hold harmless Klein and his Affiliates from and against any and all claims, demands, losses, damages and/or expenses (including without limitation reasonable fees) arising from or in connection with any development, testing, manufacture, use, sale or supply by Mediwound or its Affiliates of the Product in the Territory.

12.7                        Mediwound shall exonerate, hold harmless, defend and indemnify Klein against any kind of claim or liability whatsoever arising out of any failure or alleged failure including, without limiting the generality of the foregoing, claims of participants in clinical trials, Customers, end-users, members of the public or of any government agency or employees’ claims as a result of any use of clinical trials or other studies with, and/or Mediwound’s practice of the Technology.

12.8                        Klein shall exonerate, hold harmless, defend and indemnify Mediwound against any kind of claim or liability whatsoever arising out of the development and/or testing of the Technology prior to the date hereof, including, without limitation, any liabilities, losses or damages whatsoever with respect to death or injury to any individual or damage to any property arising from clinical trials conducted by Klein alone or together with his Affiliates or associates prior to the Effective Date.

13.                               Confidential Information; Confidentiality; Non Competition

13.1                        Klein and Mediwound undertake to each other to keep, and shall procure that their respective Affiliates, employees, directors,

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

officers, consultants:  and contractors (including those of any Affiliate) shall keep, confidential all information received from each other during or in anticipation of this Agreement however obtained and in whatever form (the “Confidential Information”) provided that Confidential Information shall not include the following:

13.1.1              information which at the time of disclosure by one party to the other is in the public domain;

13.1.2              information which after disclosure by one party to the other becomes part of the public domain by publication except by breach of this Agreement;

13.1.3              information which the receiving party can establish by competent proof was already in its possession at the time of its receipt and was not acquired directly or indirectly from the other party; and

13.1.4              information received from third parties who were lawfully entitled to disclose such information.

13.2                        Any Confidential Information received from the other party shall not be disclosed or used for any purpose other than as provided or anticipated under this Agreement.

13.3                        The confidentiality and non-use obligations contained in this Agreement shall continue for the duration of this Agreement and for a period of 10 (ten) years after termination or expiry of this Agreement.

13.4                        The provisions of this Section 13 shall in no event prevent Mediwound from disclosing any Technology to Regulatory Authorities or other governmental agencies, if required, in support of any application for regulatory approvals or any amendments thereof in accordance with the provisions of this Agreement or in general whenever required to disclose such information under any applicable law or regulation provided that Mediwound shall notify Klein of its intention and the identity of the intended recipient as soon as reasonably practicable prior to the date of disclosure.

13.5                        Mediwound shall enter into and maintain agreements with each of its employees, who have access to the Technology or the Improvements, under which each employee assigns and conveys to Mediwound all of his or her rights in all technology, and all proprietary rights therein, that derives from or is based upon the Technology, the Improvements or any Product.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

13.6                        In consideration of the mutual provisions contained in this Agreement, Mediwound and Klein each agree not to, directly or indirectly, own, operate, manage, finance, grant rights to, or otherwise assist, participate or engage in any business or effort to develop or market any bromelaine based debridement product other than the Products.  The foregoing restriction shall apply to the parties during the term of this Agreement.  If this Agreement is terminated by reason of the satisfaction in full of all of Mediwound’s obligations to make payments hereunder, the foregoing restriction shall continue to apply to Klein for a period of five (5) years following such termination.  If this Agreement is terminated for any reason other than that described in the preceding sentence, the foregoing restriction shall continue to apply to Mediwound for a period of five (5) years following termination.

14.                               Duration

This Agreement and the licenses granted Clause 3 shall come into force on the Effective Date and unless terminated earlier in accordance with the provisions of this Agreement, this cessation of all obligations to pay royalties under Clause 5 and thereafter Mediwound shall have a fully paid up royalty free license the Product.

15.                               Termination

15.1                        In the event of any breach of this Agreement at any time, if the breach complained of, shall be corrected by the breaching party within 60 (sixty) days of the other party’s notice, either party hereto may, without affecting its ability to recover amounts owed or enforcing any rights pursuant to this Agreement at its option:

15.1.1              by giving 60 (sixty) days written notice, specifying breach complained of, terminate this Agreement, and the licenses herein granted, and the party asserted to be in breach shall have the right to treat the alleged breach as a dispute under Section 21; or

15.1.2              regard the breach and any failure to cure as the basis for a dispute and proceed to dispute resolution under Section 21 and such legal or equitable remedy as shall be applicable.

15.2                        If any of the following shall occur:

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

15.2.1              Mediwound shall file a voluntary petition in bankruptcy or for any other relief under any bankruptcy or insolvency statutes as may be amended from time to time or make an assignment for the benefit of its creditors; or

15.2.2              Mediwound shall have an order made or pass a resolution for winding up;

15.2.3              Mediwound shall be declared either an insolvent or bankrupt or if a receiver or trustee is appointed for part or all of the assets of Mediwound on behalf of any creditor or creditors, and the order, judgement or decree making such appointment shall not be vacated or set aside within 90 (ninety) days after the date hereof;

15.2.4              Subject to Section 15.4, any failure by Mediwound to meet a Development Milestone within 6 (six) months of the corresponding Target Date this Agreement, at the option of Klein, may be terminated by giving notice to Mediwound of such intention to terminate and on receipt of such notice this Agreement shall terminate.

15.3                        Where in the opinion of Mediwound the development or sale or supply of Product is no longer appropriate or cannot be undertaken by Mediwound for an Intellectual Property, technical or regulatory-related reason it may terminate this Agreement in its entirety by giving 6 (six) months written notice whereupon Mediwound and Klein shall be released of all obligations and for the liability hereunder with respect thereto, except for the provisions of Clause 15.6 which shall apply.

15.4                        Notwithstanding the provisions of Sections 15.2.4, if Mediwound shall be unable to meet a Development Milestone within 6 (six) months of the corresponding Target Date, Mediwound shall be given additional time to remedy the situation, upon the following conditions:

15.4.1              Mediwound shall continue to make diligent efforts to meet the Development Milestones, and

15.4.2              Mediwound shall pay Klein $ 25,000 (US Dollars Twenty-Five Thousand) for each calendar, quarter of delay, starting from the first calendar quarter that commences after expiration of the 6 (six) month grace period provided for above, up to a maximum of 3 (three) such calendar quarters.  Following the expiration of such 3 (three) calendar quarters the parties shall make an effort to

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

negotiate a mutually acceptable basis for the continuance of their collaboration, failing which Klein shall be entitled to terminate this Agreement by written notice to Mediwound

For the avoidance, of any doubt, difficulties with Regulatory Authorities which are beyond Mediwound’s control shall be treated as “force majeure’’ events, and the provisions of Section 18 shall apply.

15.5                        Without derogating from any other remedies that may be applicable, termination of the license by Klein pursuant to Sections 15.1 or 15.2.4, for any reason other than a breach involving non-payment, shall not go into force or effect, or entitle Klein to restrain or prevent Mediwound from utilizing the Intellectual Property, until such time as a decision supporting the grounds for Klein’s decision to terminate, is issued by an arbitration appointed in accordance with the provisions of Section 21.

15.6                        Upon termination of this Agreement pursuant to any of the provisions of Sections 15.1, 15.2, 15.3 or 18:

15.6.1              The licenses granted under Section 3 shall terminate automatically.

15.6.1              Mediwound shall and shall procure that its Affiliates shall immediately stop all activities licensed hereunder, except that Mediwound and its Affiliates shall be permitted to offer for sale and sell and supply remaining stocks of Product in their possession at the date of termination or delivered thereafter as quickly as reasonably possible and complete deliveries on contracts in force at that date subject to the payment of royalties under and in accordance with the provisions of Sections 5 and 6.

15.6.2              Mediwound shall within 30 (thirty) days of the date of termination make all outstanding payments due to Klein.

15.6.3              Mediwound shall transfer to Klein and/or its designees all applications for Approvals and Approvals in its name.

15.6.4              Mediwound shall transfer to Klein and/or its designees all of the Technology and Product-related data as it reasonably may so that Klein can continue to develop and promote and ultimately deliver burn treatment products based on the Technology to patients unencumbered by any obligations to Mediwound.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

15.6.5              The provisions of this Section 15 and Sections 11, 12, 13, 17, 18, 20 and 21 shall continue in full force and effect following termination.

16.                               Publicity

Each of the parties hereto shall be entitled to make news releases and public announcements relating to the existence of this Agreement and the subject matter to which it relates.

17.                               Assignment

17.1                        Subject to Sections 17.2 and 17.3, neither party shall assign its rights or obligations hereunder, in whole or in part, except with the prior written consent of the other party, except to a party acquiring all of the business of the assigning party to which this Agreement relates.  Prior to any such permitted assignment the party wishing to effect the transaction shall procure that the third party concerned covenants directly with the other party to this Agreement to comply with the provisions of this Agreement, which shall be binding on it as the successor and assign of such party.

17.2                        Mediwound may grant any sub-license of its rights or obligations thereunder without the prior written consent of Klein and shall notify Klein of the grant of any sub-license and provide Klein with a summary of the terms thereof as soon as reasonably practicable following such grant.  The grant of any sub-license by Mediwound shall not relieve Mediwound of any of its obligations hereunder and Mediwound shall incorporate within the terms of any such agreement rights and obligations consistent with the rights and obligations granted hereunder and including without limitation those as to confidentiality and Mediwound shall procure the performance of any sub-license by its Sub-Licensee.

17.3                        The parries may assign this Agreement or perform some or all of their obligations under this Agreement to and through their Affiliates provided that each party shall remain solely responsible for and be guarantor of the performance by its Affiliates and procure that its Affiliates comply fully with the provision of this Agreement in connection with such performance.

18.                               Force Majeure

If the implementation of this Agreement or of any obligation hereunder is delayed, prevented or restricted or interfered with by reason of (i) war arined conflict, embargoes, strikes, labor conflicts, riots, fires, floods, explosions, natural calamities, wreckage of material, delay or interruption

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

of transportation, any law of any government; or (ii) any other acts whatsoever, whether similar or dissimilar to those above enumerated beyond the reasonable control of a Party hereto, which shall make it impracticable, impossible or exorbitant for the Party concerned, from an industrial or commercial point of view to carry out its obligations, there shall be no breach or violation of this Agreement and the party so affected, upon giving prompt notice to the other shall not be liable for non-performance or delay in performance of its obligations, to the extent of such prevention, restriction or interference however that the party so affected shall use its best efforts to remove such cause of non-performance and that both parties resume performance hereunder with the utmost dispatch whenever such causes are removed Provided further that if the force majeure condition shall continue for 6 (six) consecutive months, either party may terminate this Agreement without incurring any further liability.

19.                               Miscellaneous

19.1                        The parties will execute and deliver any and all documents and instruments of all kinds, necessary or appropriate to carry this Agreement into effect

19.2                        If any provision of this Agreement is held to be invalid or inapplicable by a court of competent jurisdiction the remaining provisions will continue in full force and the parties will make such amendments to this Agreement by the addition or deletion of wording as appropriate to remove the invalid or unenforceable part of such provision but otherwise achieve to the maximum extent permissible the economic, legal and commercial objectives of the original provision.

19.3                        Failure or delay by either party in exercising or enforcing any right or remedy under this Agreement in whole, or in part shall not be deemed a waiver thereof or prevent the subsequent exercise of that or any other rights or remedy

19.4                        The headings in this Agreement are for convenience only and shall not affect its interpretation References in the singular include the plural and vice versa References to Recitals, Sections and Exhibits are references to Recitals, Sections and Exhibits to this Agreement.

19.5                        Neither party shall act or describe itself as the agent of the other nor shall it make, or represent that it has authority to make any commitment on the other’s behalf.

19.6                        This Agreement shall constitute the entire agreement and understanding of the parties relating to the subject matter of this

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Agreement and supersede all prior oral or written agreements, understandings or arrangements between them relating to such subject, except for the MOU, which shall be deemed superseded by this Agreement only upon the Effective Date.

19.7                        No change or addition may be made to this Agreement except in writing signed by the duly authorised representatives of both parties.

20.                               Notices

20.1                        Any notice or other document given under this Agreement shall writing in the English language and shall be given by hand or sent by prepaid airmail, by facsimile transmission or electronic mail to the address of the receiving party as set out below unless a different address, facsimile number or e-mail address has been notified to the other in writing for this purpose.

20.2                        Each such notice or document shall:

20.2.1              if sent by hand, be deemed to have been given when delivered at the relevant address;

20.2.2              if sent by prepaid airmail, be deemed to have been given 10 (ten) days after posting; and

20.2.3              if sent by facsimile transmission or electronic mail, be deemed to have been given when transmitted provided that confirmatory copy of such facsimile or e-mail transmission shall have been sent by prepaid airmail within 24 (twenty-four) hours, of such transmission.

20.3                        Klein’s address for service of notices and other documents shall be:

[***]
E-mail:  [***]

Copy to [***]
[***]
[***]

20.4                        Mediwound’s address for service notices and other documents shall be:

C/O Clal Biotechnology lndustries Ltd
Atidim Tower, 16th Fl., Tel — Aviv
Facsimile +972-3-765-0312
E-mail:  ophirs@cii.il

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Copy to Yael Baratz Adv
Baratz, Gilat, Bar-Nathan & Co
8 Shaul Hamelech Blvd
Fax:  + 972-3-6960986
E-mail:  yael@bgb-lse.vo.il

21.                               Governing Law and Disputes

21.1                        This Agreement is made under and subject to the provision of the substantive laws of the State of New York, without giving effect to its conflict of law rules.

21.2                        Any disputes relating to this Agreement of whatever nature that cannot be resolved by negotiation between the parties shall be referred for final resolution to arbitration in New York City by 3 (three) Arbitration under the Rules of the American Arbitration Association.  The arbitration proceedings shall be conducted in English.  The decision of the arbitrators shall be final and binding upon the parties and their legal successors.  The arbitrators may at their discretion, provide for discovery by the parties not to exceed 4 (four) months from the date of notice of arbitration and the arbitrators shall notify the parties of their decision in writing within 30 (thirty) days of the completion of the final hearing.  The arbitrators may at their discretion award costs and expenses in respect of the arbitration.

21.3                        The parties submit to the exclusive jurisdiction of the courts of the State of New York.

IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have caused this Agreement to be executed as of the date first above-mentioned.

/s/Mark Klein	/s/illegible / /s/illegible

Mark Klein	Mediwound Ltd.

By:	By: illegible / illegible

Its:	Its: Chairman / Director

List of Exhibits

Exhibit 1.3 — Specifications (Bromelain)

Exhibit 1.9 — Development Milestones and Target Dates

Exhibit 1.10 — Development Plan

Exhibit 1.25 — Patents

Exhibit 1.34 — Technology

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1.3

Base Powder Specification

CONFIDENTIAL INFORMATION:  PROPERTY OF CHALLENGE BIOPRODUCTS CO. LTD. ANY USE OR DISCLOSURE IS PROHIBITED WITHOUT EXPRESS WRITTEN CONSENT.

Description:

A Proteolytic enzyme derived from pineapple plants: [***]

Specifications:

[***]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1.09

[Omitted, Exhibit 1.09 was deleted by June 19, 2007 amendment]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1.10 — Three Year Work Plan

[Omitted, Exhibit 1.10 was deleted by June 19, 2007 amendment]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1.25 — Patents

Australia	AU 676464B2, ( the 464B2 Patent), examined and accepted, published March 13, 1997

Europe	EP618811B1, ( the 811B1 patent), granted patent Published April 5, 2000

Finland	F1942603A the (603A application), unexamined Published August 2, 1994

Hungary	HU21641B, the (641B patent), patent specification, Published on April 28, 1998

Israel	IL103969a, (the 969A patent), accepted application Open for Inspection, published January 10, 1997

Japan	JP08508635A (the 635A application) unexamined Published September 17, 1996 (Exhibit C)

USA	US Patent No: 5, 830,739 issued November 3, 1998 (Exhibit D)

PCT Application WO 93/1081

European Patent EP 617711B1

Japanese Application JP08508635A

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1.34 - Technology

1.                                      IND #18,579

2                                         Clinical data from 3M Corp’s 100 patient multi center trial (included in #1 and any raw data in my possession)

3                                         Toxicology data (Included in #1 and raw data)

4                                         Bioassay QA/QC techniques i use for definitive testing in my USDA approved lab.

5                                         Bioassay records & data in my possession

6.                                      Lot samples and corresponding production flow sheets.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.